Exhibit 99.1

eLandia International Enters Definitive Agreement to Acquire Majority

Stake in Brazilian Integrator Medidata S.A.

Acquisition to provide seamless technology integration and service throughout Latin America

MIAMI, FLORIDA July 29, 2010 – eLandia International (OTCBB:ELAN - News), a leading Latin American networking company, has signed an agreement to acquire an 79,7% stake in Brazil-based integrator Medidata Informática S.A., a majority owned subsidiary of Madrid-based Amper S.A. At present, Miami-based eLandia, via its subsidiary Desca in Latin America, delivers an array of information technology and communications services to customers in 17 markets in Latin America, the Caribbean and the South Pacific. Brazil continues as one of the world’s most important emerging markets with technology investments accounting for 45% of the total in Latin America. The acquisition allows eLandia to continue its strategy of solidifying its leading technology enabler position in Latin America.

Medidata has been operating in Brazil since 1976 and offers integrated communications solutions to meet the needs of telecommunications operators and large enterprise, financial and public sector clients.

Under the terms of the agreement with Amper, eLandia will consolidate the operations of Medidata into the company’s Latin American operations and in exchange, Amper will acquire 85% (80% on a fully diluted basis) ownership of eLandia through the issuance of additional stock. The agreement will allow both eLandia and Amper to offer their combined portfolio of products, services, technology solutions and technical resources throughout the region.

eLandia believes that Latin America has exceptional potential for information and communications technology growth. According to Business Monitor International, the total value of spending on Information and Communications Technology products and services in Latin America is expected to grow from US$48 billion in 2010 to US$65 billion by 2013, representing growth in excess of 35%.

“Demand for technology services in Latin America continues to rise, spurred by governments seeking greater economic and social development, and businesses that increasingly view Latin America as a single market with national sub-markets. We believe that acquiring a sophisticated and compatible operation in Brazil vastly enhances eLandia’s ability to deliver complex integration solutions to clients across the Latin American market in a way that adds value,” said eLandia Chairman and Chief Executive Officer Peter R. Pizarro.

“eLandia’s acquisition of Medidata will position the company as one of the largest network integrators in the region and will allow the company to participate fully in the region’s rapidly expanding business opportunities,” said Alfredo Redondo, chief executive officer of Amper. “Both companies hold the coveted Cisco Gold designation and the acquisition will leverage that expertise across the region. Medidata’s customers will gain access to technical expertise throughout the region as well as eLandia’s award-winning training and education services. And eLandia customers will gain access to Amper’s homeland security solutions for border and airport security, surveillance and national public safety projects,” he added.

Currently the two companies have no overlap in the region, making the acquisition absolutely complementary. eLandia plans to consolidate all back office operations for these units within a regional shared service organization that will produce operating efficiencies, engineering synergies and cost savings, positioning the company to better fulfill customers’ needs and improve its business results.

As reported in its first quarter results, eLandia has successfully restructured its business and is showing significant improvement in its key metrics. For the first quarter of 2010 versus the first quarter of 2009, eLandia improved its revenue by 25%, its EBITDA by 96% and its net loss by 85%.

The potential revenue and cost synergies as a result of this acquisition are also expected to be significant. Once the transaction is concluded, eLandia believes that pro forma revenues for the combined companies in 2010 are expected to be between $320 million and $340 million, with an estimated 2010 EBITDA in a range of $16 million to $18 million. eLandia estimates that the combined company would attain pro forma revenue in 2011 of between $350 million and $370 million with expected pro forma EBIDTA in 2011 of between $20 million and $25 million. The achievement of these revenue and EBITDA targets are based on the assumption that the company will have:

•	Adequate working capital for all periods

•	Bookings consistent with past performance on pipeline

•	Timely receipt of purchase orders from customers

•	Timely receipt of product from principal vendors

•	Access to credit from vendors and/or banks

•	Consistent exchange control regulations and currency valuations

The term EBITDA (earnings before interest, income taxes, depreciation and amortization) is a non-GAAP financial measure that the management of eLandia believes is useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, either income from continuing operations, as an indicator of eLandia’s operating performance, or cash flow, as a measure of eLandia’s liquidity. In addition, because EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. eLandia’s management believes that presenting EBITDA as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating eLandia’s operating performance in some of the same manners that management does because EBITDA excludes certain items that are not directly related to eLandia’s core operating performance. eLandia’s management references this non-GAAP financial measure in assessing current performance and making decisions about internal budgets, resource allocation and financial goals. EBITDA is calculated by deducting net interest income from income from continuing operations and adding back income tax expense, and depreciation and amortization to income from continuing operations.

The closing of the transaction is subject to the receipt of required regulatory approvals and other customary closing conditions.

This news release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenue, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project, “ “estimate”, and “conditional verbs such as “may,” “could,” and “would,” and other similar expressions. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks and uncertainties include the satisfaction of closing conditions for the transaction, including obtaining regulatory approvals; the possibility that the transaction will not be completed; our ability to successfully integrate the operations of acquired companies; general industry conditions and competition; and business and economic conditions. More information about potential risk, uncertainties and other are included in our filings with the U.S. Securities and Exchange Commission. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of our management as of the date of this press release. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

About eLandia

With More than 3,000 business customers and a presence in 17 countries, eLandia (OTC BB: ELAN.OB - News), and its family of companies deliver an array of information and communications technology services to emerging markets experiencing rapid development, predominantly focusing on Latin America, the Caribbean and the South Pacific. eLandia assists its customers in implementing world-class integrated infrastructure solutions and cutting-edge networking technologies, and building highly-qualified local workforces to enable their businesses to transform and integrate into the global economy. For more information, please visit www.elandiagroup.com.

About Amper

Amper (BM: AMP), a multinational company based in Madrid, Spain, is a leader in the design and implementation of integrated solutions and information systems for civilian and military communications. With more than 50 years of experience in the information technology and telecommunications sector, it offers its clients cutting-edge products and services. The company’s shares have been quoted on the Madrid Stock Exchange since 1986. For more information, please visit www.amper.es.

About Desca

Desca, a wholly-owned subsidiary of eLandia, is a leading supplier of industry best-practice-based infrastructure and telecommunications solutions in Latin America and the Caribbean. The company offers solutions for telecommunications operators, government and corporations in Argentina, Colombia, Costa Rica, Ecuador, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Peru, Trinidad and Tobago, Venezuela and the U.S. For more information, please visit www.desca.com.

About Medidata

Medidata has offered integrated communications solutions to telecommunications operators, corporations, financial clients and governments in Brazil since 1976. It is a leader in integration of networks and systems, IP networks and unified communications in Brazil. For more information, please visit www.medidata.com.br.

CONTACT:

Javier Rodriguez

VP Marketing and Communications

305.415.8800

Javier.Rodriguez@elandiagroup.com